SUB-ITEM 77C

              SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
                       AIM INTERNATIONAL CORE EQUITY FUND

A Special Meeting of Shareholders of AIM International Core Equity Fund, a portfolio of AIM Advisor Funds, a Delaware statutory trust, was held on October 21, 2003. The meeting was adjourned and reconvened on October 28, 2003. The meeting was held for the following purposes:

(1) To approve an Agreement and Plan of Reorganization under which all of the assets of AIM International Core Equity Fund, an investment portfolio of AIM Advisor Funds ("Trust"), will be transferred to INVESCO International Blue Chip Value Fund ("Buying Fund"), an investment portfolio of INVESCO International Funds, Inc. ("Buyer"), Buying Fund will assume the liabilities of AIM International Core Equity Fund and Buyer will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of AIM International Core Equity Fund and, in connection therewith, the sale of AIM International Core Equity Fund's assets and the termination of AIM International Core Equity Fund as a designated series of Trust.

(2)* To elect sixteen individuals to the Board, each of whom will serve until his or her successor is elected and qualified: Bob R. Baker, Frank S. Bayley, James T. Bunch, Bruce L. Crockett, Albert R. Dowden, Edward K. Dunn, Jr., Jack M. Fields, Carl Frischling, Robert H. Graham, Gerald J. Lewis, Prema Mathai-Davis, Lewis F. Pennock, Ruth H. Quigley, Louis S. Sklar, Larry Soll, Ph D. and Mark H. Williamson.

(3)* To approve an Agreement and Plan of Reorganization which provides for the restructuring of AIM International Core Equity Fund and Trust's other series portfolio AIM Real Estate Fund, as new series portfolio of AIM Investment Securities Funds, an existing open-end management investment company organized as a Delaware statutory trust and, in connection therewith, the sale of all of AIM International Core Equity Fund's assets and the termination of AIM International Core Equity Fund as a designated series of Trust.

The results of the voting on the above matters were as follows:

                                                                                                    Votes            Withheld/
Matter                                                                        Votes For            Against           Abstentions
------                                                                        ---------            -------           -----------

(1)      To approve an Agreement and Plan of Reorganization under which all of the assets of AIM International Core Equity Fund, an investment portfolio of AIM Advisor Funds ("Trust"), will be transferred to
         INVESCO International Blue Chip Value Fund ("Buying Fund"), an
         investment portfolio of INVESCO International Funds, Inc.
         ("Buyer"), Buying Fund will assume the liabilities of AIM
         International Core Equity Fund and Buyer will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of AIM International Core Equity Fund and, in connection therewith, the sale of AIM International Core Equity Fund's assets and the termination of AIM International Core Equity Fund as
         designated series of Trust.......................................... 3,045,163             89,677           2,400,949**

----------------
* Proposal required approval by a combined vote of all the portfolios of AIM Advisor Funds.
** Includes Broker Non-Votes


Directors Elected
(2)*     Bob R. Baker                   Albert R. Dowden               Robert H. Graham               Ruth H. Quigley
         Frank S. Bayley                Edward K. Dunn, Jr.            Gerald J. Lewis                Louis S. Sklar
         James T. Bunch                 Jack M. Fields                 Prema Mathai-Davis             Larry Soll, Ph.D.
         Bruce L. Crockett              Carl Frischling                Lewis F. Pennock               Mark H. Williamson

                                                                                                    Votes            Withheld/
Matter                                                                        Votes For            Against           Abstentions
------                                                                        ---------            -------           -----------
(3)      To approve an Agreement and Plan of Reorganization which provides for the restructuring of AIM International Core Equity Fund and Trust's
         other series portfolio AIM Real Estate Fund, as new series portfolio of AIM Investment Securities Funds, an existing open-end management investment company organized as a Delaware statutory trust and, in connection therewith, the sale of all of AIM International Core
         Equity Fund's assets and the termination of AIM International Core
         Equity Fund as a designated series of Trust........................  3,054,115             83,396           2,398,278**

The Special Meeting of Shareholders of the Trust noted above was adjourned and reconvened on October 28, 2003. At the reconvened meeting the following matters were then considered:

                                                                                                    Votes            Withheld/
Matter                                                                        Votes For            Against           Abstentions
------                                                                        ---------            -------           -----------
(1)      Approval of an Agreement and Plan of Reorganization which provides for the restructuring of AIM International Core Equity Fund and
         Trust's other series portfolio AIM Real Estate Fund, as new series portfolio of AIM Investment Securities Funds, an existing open-end management investment company organized as a Delaware statutory trust and, in connection therewith, the sale of all of AIM International
         Core Equity Fund's assets and the termination of AIM International
         Core Equity Fund as a designated series of Trust................... 3,429,950              95,441           1,219,880

----------------
** Includes Broker Non-Votes